EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72229, Amendment No. 1 to Registration Statement No. 333-45097, Registration Statement No. 333-34638, Registration Statement No. 333-49948, and Registration No. 333-83112 of Kilroy Realty Corporation on Forms S-3, and Registration Statement No. 333-43227 of Kilroy Realty Corporation on Form S-8 of our report dated February 25, 2003, appearing in this Annual Report on Form 10-K of Kilroy Realty Corporation for the year ended December 31, 2002.

/s/    Deloitte & Touche LLP

Los Angeles, California

March 3, 2003